UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

ARMOUR Residential REIT, Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	26-1908763
(State of Incorporation or Organization)	(I.R.S. Employee Identification No.)

3001 Ocean Drive, Suite 201 Vero Beach, Florida	32963
(Address of principal executive offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box ☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-166847

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of each exchange on which each class is to be registered

Common Stock, par value $0.001 per share	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

Explanatory Note

This Registration Statement on Form 8-A is being filed by the Registrant in connection with the registration of its Common Stock, par value $0.001 per share, under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the transfer of the listing of the Common Stock to the New York Stock Exchange. The Common Stock had previously been registered on the NYSE Amex LLC under Section 12(b) of the Exchange Act.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.

Description of Registrant’s Securities to be Registered

The securities to be registered hereby are the common stock of ARMOUR Residential REIT, Inc. (the “Registrant”). The description of the common stock is contained in the section entitled “Description of Securities” in the Registrant’s Registration Statement on Form S-3, File No. 333-120646 (the “Registration Statement”) initially filed with the Securities and Exchange Commission on November 17, 2010, together with all amendments filed with respect thereto. This information is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that is subsequently filed is hereby also incorporated by reference herein.

Item 2.

Index to Exhibits

Not applicable.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ARMOUR RESIDENTIAL REIT, INC.

By:

/s/ Scott J. Ulm

Scott J. Ulm

Co-Chief Executive Officer,

Chief Investment Officer and

Head of Risk Management

Dated:

March 31, 2011